Exhibit 10.17

January 26, 2023

Michael Levine

*****

Dear Michael,

Re: Amendment No. 1 to Separation Agreement

THIS AMENDMENT NO. 1 (this “Amendment”) to the Separation Agreement entered into by you and Payoneer Inc., a Delaware limited liability company (the “Company”), dated as of January 16, 2023 (the “Original Agreement”), is entered into by and between the Company and you as of the date hereof.

WHEREAS, you and the Company desire to amend the Original Agreement as provided herein; and

WHEREAS, you and the Company desire that the amendments set forth herein be considered to have taken effect on January 16, 2023.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to modify the Original Agreement as set forth below.  Defined terms used herein and not otherwise defined in their context have the meanings set forth in the Original Agreement.

1.AMENDMENT TO THE ORIGINAL AGREEMENT.

The following subsection (l) is hereby added to Section 13 of the Original Agreement:

a.“(l) Assignment. Neither you nor the Company may make any assignment of this Agreement or any interest herein, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without your consent to an affiliate of the Company, or in the event that the Company shall hereafter affect a reorganization, consolidate with, or merge into, any other entity or person or transfer all or substantially all of its properties, stock, or assets to any other entity or person. This Agreement shall inure to the benefit of and be binding upon you and the Company, their respective successors, executors, administrators, heirs and permitted assigns.  For avoidance of doubt, in the event of your passing prior to payment of all of the financial benefits due to you under this Agreement, such payments, including but not limited to any base salary payments due to you for the remainder of the Transition Period, shall be paid to your estate.”

2.RATIFICATION AS AMENDED. Except as amended by this Amendment, the terms and conditions of the Original Agreement are confirmed in all other respects, and the Original Agreement, as amended by this Amendment, shall continue in full force and effect.  Any reference to the Agreement in the Original Agreement as amended by this Amendment shall mean the Original Agreement as amended by this Amendment.  In the event of any inconsistency between the terms of the Original Agreement and the terms of this Amendment, the terms of this Amendment shall control to the extent necessary to resolve the inconsistency.

3.OTHER PROVISIONS. Section 16(h) (Arbitration), Section 13(i) (Governing Law), and Section 13(k) (Counterparts) of the Original Agreement are incorporated by reference into this Amendment mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Original Agreement to be executed as of the day and year first above written.

Payoneer Inc.

By:__/Scott Galit/________________________________

Name: Scott Galit, CEO

___/Michael Levine/________________________________
Michael Levine